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                                                                      EXHIBIT 23





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-01047) pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations of our report dated June 1, 2001, with respect to the financial statements and schedule of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                       /s/ Ernst & Young LLP





Cleveland, Ohio
June 26, 2001